Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes - Oxley Act of 2002)

_____________________________________________________

In connection with the filing by Senior Housing Properties Trust (the “Company”) of the Amendment No. 1 to the Annual Report on Form 10-K for the period ending December 31, 2006 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David J. Hegarty
Barry M. Portnoy	David J. Hegarty
Managing Trustee	President and Chief Operating Officer

/s/ Gerard M. Martin	/s/ John R. Hoadley
Gerard M. Martin	John R. Hoadley
Managing Trustee	Treasurer and Chief Financial Officer

Date: March 13, 2007